          Exhibit 10(h) Nonqualified Stock option Agreement between Avatar Holdings Inc. and Gerald D. Kelfer


                         NONQUALIFIED STOCK OPTION AGREEMENT


          GRANTED TO:                Gerald D. Kelfer

          DATE OF GRANT:             February 13, 1997

          GRANTED PURSUANT TO:       Avatar Holdings Inc. 1997 Incentive
                                     and Capital Accumulation Plan

          NUMBER OF UNDERLYING:      225,000 shares
          SHARES OF COMMON
          STOCK:

          EXERCISE PRICE:            $34 per share

          VESTING SCHEDULE:          20% each year


               1. This Nonqualified Stock Option Agreement (the "Agreement") is made and entered into as of February 13, 1997, between Avatar Holdings Inc., a Delaware corporation (the "Company"), and Gerald D. Kelfer ("Employee"). It is the intent of the Company and Employee that the Option (as defined in Paragraph 2 below) will not qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

               2. Employee is granted an option by the Incentive Plan Committee of the Company's Board of Directors (the "Committee") to purchase 225,000 shares of Common Stock (the "Option") pursuant to the Company's 1997 Incentive and Capital Accumulation Plan (the "Plan") (subject to shareholder approval of the Plan). Capitalized terms not defined herein shall have the meanings ascribed thereto in the Plan.

               3. The Option's exercise price is $34 per share, such exercise price being in the judgment of the Committee not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant.

               4. Subject to Paragraphs 5 and 6 below, the Option shall be exercisable, on a cumulative basis, according to the vesting schedule set forth below:

          45,000 shares shall become exercisable and remain exercisable  on
               February 13, 1998.
          45,000 shares shall become exercisable and remain exercisable  on
               February 13, 1999.
          45,000 shares shall become exercisable and remain exercisable  on
               February 13, 2000.
          45,000 shares shall become exercisable and remain exercisable  on
               February 13, 2001.
          45,000 shares shall become exercisable and remain exercisable  on
               February 13, 2002.

          Exhibit 10(h) Nonqualified Stock option Agreement between Avatar Holdings Inc. and Gerald D. Kelfer -- continued

               5. Subject to Paragraph 6 below, the unexercised portion of the Option, unless sooner terminated, shall expire on February 13, 2007 (the "Expiration Date") and, notwithstanding anything contained herein to the contrary, no portion of the Option may be exercised after such date.

               6. If prior to the Expiration Date, Employee's employment with the Company or any subsidiary corporation terminates, the Option will terminate on the applicable date as described below, provided, however, that none of the events described below shall extend the period of exercisability beyond the Expiration Date:

                     (a) If the employment of Employee is terminated by reason of Employee's death either while in the employ of the Company or any subsidiary corporation, or during the one (1) year period specified in clause (b) below, the Option to the extent not theretofore exercised shall remain exercisable only to the extent that it would have been exercisable immediately prior to Employee's death for one (1) year after Employee's death and shall be exercisable by the executor or administrator of the estate of the deceased Employee or the person or persons to whom the deceased Employee's rights under the Option shall pass by will or the laws of descent or distribution;

                     (b) If the employment of Employee is terminated by the Company for reason of Employee's "permanent disability" (as defined below), the Option to the extent not theretofore exercised shall remain exercisable only to the extent that it would have been exercisable immediately prior to Employee's termination of employment for one (1) year after the date of termination of employment;

                    (c) If the employment of Employee is terminated by the Company on or prior to the second anniversary of the Commencement Date (as defined in the Employment Agreement (as defined below)) pursuant to Paragraph 7(d) of the Employment Agreement, the Option to the extent not theretofore exercised shall remain exercisable until August 13, 1999, only to the extent that it would have been exercisable on or prior to February 13, 1999 (i.e., for 90,000 shares of Common Stock to the extent not theretofore exercised).

                    (d) If the employment of Employee is terminated by the Company other than "for cause" (as defined below) following the second anniversary of the Commencement Date pursuant to the Employment Agreement, or is terminated by the Employee "for good reason" (as defined below), the Option to the extent not theretofore exercised shall remain exercisable in accordance with the terms of this Agreement, including without limitation, the provisions of Sections 4 and 5 hereof.

                    (e) If the employment of Employee is terminated (i) by the Company for cause or (ii) by the Employee for other than good reason, the Option shall, to the extent not theretofore exercised, immediately become null and void.



          Exhibit 10(h) Nonqualified Stock option Agreement between Avatar Holdings Inc. and Gerald D. Kelfer -- continued

                    For purposes of this Agreement, the terms "permanent disability", "for cause" and "for good reason" shall have the meanings ascribed to such terms in the Employee's employment agreement with the Company, dated February 13, 1997, as amended from time to time (the "Employment Agreement").

               7. Employee may exercise the Option regardless of whether any other option that Employee has been granted by the Company remains unexercised. In no event may Employee exercise the Option for a fraction of a share or for less than 100 shares unless the number purchased is the remaining balance for which the Option is then exercisable.

               8. The Option's exercise price shall be paid by Employee on the date the option is exercised, in full in cash; provided, however, that in lieu of cash, Employee may to the extent permitted by applicable law, exercise the Option in part, by delivering to the Company an executed non-recourse promissory note, which shall bear interest at then applicable Federal rate per annum (as determined pursuant to S1274 of the Code) payable semi-annually and which shall be secured by the shares of Common Stock then being purchased pursuant to the exercise of the Option; provided, further however, that the principal amount of such note shall not exceed 66-2/3% (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate exercise price of the shares of Common Stock then being purchased pursuant to the exercise of the Option. Such promissory note shall be payable, with accrued interest, upon the earliest to occur of (i) the termination of Employee's employment by the Company for cause or by the Employee other than for good reason, (ii) the sale, transfer or disposition by the Employee of any or all of the shares of Common Stock securing the promissory note and (iii) the fifth anniversary of the date of exercise of the Option; provided, however, in the case of clause (ii), if Employee prepays the unpaid principal of, and accrued interest on, such promissory note in the same proportion as the number of shares of Common Stock that are sold bears to the number of shares of Common Stock initially secured by such promissory note, then such promissory note shall not then become due and payable.

               9. The Company may withhold from sums due or to become due to Employee from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the issuance or disposition of shares pursuant to the Option, or may require Employee to reimburse the Company in such amount.

               10. Employee shall not have any of the rights of a shareholder with respect to the shares of Common Stock underlying the Option while the Option is unexercised.

               11. Any exercise of this Option shall be in writing addressed to the Corporate Secretary of the Company at the principal place of business of the Company, specifying the Option being exercised and the number of shares to be purchased, accompanied by payment therefor.



          Exhibit 10(h) Nonqualified Stock option Agreement between Avatar Holdings Inc. and Gerald D. Kelfer -- continued

               12. This Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during Employee's lifetime, only by Employee. Notwithstanding the foregoing, this Option may be transferred by Employee solely to Employee's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in this Agreement.

               13. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

               14. The Company agrees that at the time of exercise of the Option it will use reasonable efforts in good faith to have an effective Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), which includes a prospectus that is current with respect to the shares subject to the Option. Employee covenants and agrees with the Company that if, at the time of exercise of the Option, there does not exist a
          Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall include a prospectus that is current with respect to the shares subject to the Option, (i) that he or she is purchasing the shares for his or her own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall have become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, Employee shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that Employee agrees that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

               15. This Agreement is subject to all terms, conditions, limitations and restrictions contained in the Plan, which shall be controlling in the event of any conflicting or inconsistent provisions.

               16.  This Agreement is not a contract of employment and  the terms of Employee's employment shall not be affected hereby or by any agreement referred to herein except to the extent specifically so provided herein or therein. Nothing herein shall be construed to impose any obligation on the Company to continue Employee's employment, and it shall not impose any obligation on Employee's part to remain in the employ of the Company.

               17. Employee acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Employee any material information regarding the business of the Company or affecting the value of the Common Stock


          Exhibit 10(h) Nonqualified Stock option Agreement between Avatar Holdings Inc. and Gerald D. Kelfer -- continued

          before or at the time of a termination of the employment of Employee by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.


               IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                        AVATAR HOLDINGS INC.




                                        By:  /s/ Leon Levy
                                             ---------------------
                                             Leon Levy
                                             Chairman of the Board


          ACCEPTED:




          /s/ Gerald D. Kelfer
          --------------------
          Gerald D. Kelfer



                                     89